Filed Pursuant to Rule 424(b)(3)

Registration No. 333-199309

PROSPECTUS

OCATA THERAPEUTICS, Inc.

3,000,000 SHARES
COMMON STOCK

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This prospectus relates to the offer and sale of up to 3,000,000 shares of common stock, par value $0.001, of Ocata Therapeutics, Inc., a Delaware corporation, by Lincoln Park Capital Fund, LLC, or Lincoln Park or the selling stockholder.

The shares of common stock being offered by the selling stockholder have been or may be issued pursuant to the purchase agreement dated June 27, 2014 that we entered into with Lincoln Park. See “The Lincoln Park Transaction” for a description of that agreement and “Selling Stockholder” for additional information regarding Lincoln Park. The prices at which Lincoln Park may sell the shares will be determined by the prevailing market price for the shares or in negotiated transactions.

We are not selling any securities under this prospectus and will not receive any of the proceeds from the sale of shares by the selling stockholder.

The selling stockholder may sell the shares of common stock described in this prospectus in a number of different ways and at varying prices. See “Plan of Distribution” for more information about how the selling stockholder may sell the shares of common stock being registered pursuant to this prospectus. The selling stockholder is an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act of 1933, as amended.

We will pay the expenses incurred in registering the shares, including legal and accounting fees. See “Plan of Distribution”.

Our common stock is currently quoted on the Nasdaq Global Market, under the symbol “OCAT.” On April 24, 2015, the last reported sales price per share of our common stock on the Nasdaq Global Market was $7.48.

An investment in our common stock involves a high degree of risk. See the heading “Risk Factors” commencing on page 5 of this prospectus for a discussion of these risks and in the sections entitled “Risk Factors” in our most recent annual report on Form 10-K and in any quarterly report on Form 10-Q, as well as in any prospectus supplement related to these specific offerings.

We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. You should read the entire prospectus and any amendments or supplements carefully before you make your investment decision.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is April 28, 2015

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ABOUT THIS PROSPECTUS

You should rely only on the information contained or incorporated by reference in this prospectus and any prospectus supplement. Neither we nor the selling stockholders have authorized anyone to provide you with additional or different information. If anyone provides you with different or inconsistent information, you should not rely on it. The selling stockholders are not making an offer of these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information in this prospectus or any prospectus supplement is accurate only as of the date on the front of that document and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference. Our business, financial condition, results of operations and prospects may have changed materially since those dates.

In this prospectus, unless otherwise indicated, “our company,” “we,” “us” or “our” refer to Ocata Therateutics, Inc., a Delaware corporation, and its consolidated subsidiaries.

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PROSPECTUS SUMMARY

This prospectus summary highlights certain information about our company and other information contained elsewhere in this prospectus or in documents incorporated by reference. This summary does not contain all of the information that you should consider before making an investment decision. You should carefully read the entire prospectus, any prospectus supplement, including the section entitled “Risk Factors” and the documents incorporated by reference into this prospectus, before making an investment decision.

Our Business

Ocata Therapeutics, Inc., a Delaware corporation formerly known as Advanced Cell Technology, Inc. (the “Company”, “Ocata”, “we”, “us”, or “our”) is a biotechnology company focused on the development and commercialization of novel therapies based on terminally differentiated cells. Our therapeutic area of focus is ophthalmology and our most advanced products are in clinical trials for the treatment of dry age-related macular degeneration, Stargardt's macular degeneration and myopic macular degeneration. We are also developing several pre-clinical terminally differentiated-cell therapies for the treatment of other ocular disorders. Additionally, we have a number of pre-clinical stage assets in disease areas outside the field of ophthalmology, including autoimmune, inflammatory and wound healing-related disorders. Our intellectual property portfolio includes pluripotent human embryonic stem cell, or hESC; induced pluripotent stem cell, or iPSC, platforms; and other cell therapy technologies. We have no therapeutic products currently available for sale and do not expect to have any therapeutic products commercially available for sale for a period of years, if at all. These factors indicate that our ability to continue research and development activities is dependent upon the ability of management to obtain additional financing as required.

We pursue a number of approaches to generating transplantable tissues both in-house and through collaborations with other researchers who have particular interests in, and skills related to, cellular differentiation. Our research in this area includes projects focusing on the development of many different cell types that may be used to treat a range of diseases within ophthalmology and other therapeutic areas. Control of cellular differentiation and the culture and growth of stem and differentiated cells are important areas of research and development for us.

History and Principal Executive Office

On November 12, 2014, we officially changed our corporate name from Advanced Cell Technology, Inc. to Ocata Therapeutics, Inc. Our executive offices are located at 33 Locke Drive, Marlborough, MA 01752. Our website is located at www.ocata.com, and our telephone number is 508-756-1212. Information found on, or accessible through, our website is not a part of, and is not incorporated into, this prospectus, and you should not consider it part of this prospectus or part of any prospectus supplement. Our website address is included in this document as an inactive textual reference only.

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This Offering

On June 27, 2014, we entered into a purchase agreement with Lincoln Park, which we refer to in this prospectus as the Purchase Agreement, pursuant to which Lincoln Park has agreed to purchase from us up to $30,000,000 of our common stock (subject to certain limitations) from time to time over a 36-month period. Also on June 27, 2014, we entered into a Registration Rights Agreement, or the Registration Rights Agreement, with Lincoln Park, pursuant to which we have filed with the SEC the registration statement that includes this prospectus to register for resale under the Securities Act of 1933, as amended, or the Securities Act, the shares that have been or may be issued to Lincoln Park under the Purchase Agreement. In July of 2014, we filed a registration statement, or the Original Registration, which proposed to register 2,606,008 shares of our common stock that have been or may be issued to Lincoln Park under the Purchase Agreement. The Original Registration was declared effective in July 2014.

As of April 1, 2015, we have issued shares of common stock to Lincoln Park under the Purchase Agreement as follows:

(1) 106,008 shares of our common stock to Lincoln Park pursuant to the terms of the Purchase Agreement as consideration for its commitment to purchase additional shares of our common stock under the Purchase Agreement and registered under the Original Registration; and

(2) 2,500,000 shares of our common stock to Lincoln Park purchased pursuant to the terms of the Purchase Agreement and registered under the Original Registration.

Under the Purchase Agreement, we may sell up to $30,000,000 of our common stock. We do not have the right to sell shares of our common stock to Lincoln Park under the Purchase Agreement until the SEC has declared effective a registration statement, such as the registration statement of which this prospectus forms a part, registering such shares for resale.

We may, from time to time and at our sole discretion, direct Lincoln Park to purchase up to 35,000 shares of our common stock on any such business day, provided that in no event shall Lincoln Park purchase more than $1,000,000 worth of our common stock on any single business day, plus an additional “accelerated amount” under certain circumstances. Except as described in this prospectus, there are no trading volume requirements or restrictions under the Purchase Agreement, and we will control the timing and amount of any sales of our common stock to Lincoln Park. The purchase price of the up to 35,000 shares that may be sold to Lincoln Park under the Purchase Agreement on any business day will be based on the market price of our common stock immediately preceding the time of sale as computed under the Purchase Agreement without any fixed discount; provided that in no event will such shares be sold to Lincoln Park when our closing sale price is less than $1.00 per share, as adjusted pursuant to the Purchase Agreement in connection with a 100-to-1 reverse split of our common stock effected on August 27, 2014. The purchase price per share will be equitably adjusted for any reorganization, recapitalization, non-cash dividend, forward or reverse stock split, or other similar transaction occurring during the business days used to compute such price. We may at any time in our sole discretion terminate the Purchase Agreement without fee, penalty or cost upon one business day’s notice. Lincoln Park may not assign or transfer its rights and obligations under the Purchase Agreement.

Previously, in September 2012, we entered into a purchase agreement with Lincoln Park, which we refer to in this prospectus as the 2012 Purchase Agreement, pursuant to which Lincoln Park has agreed to purchase from us up to $35,000,000 of our common stock (subject to certain limitations) from time to time over a 36-month period. We issued 5,360,369 shares of common stock to Lincoln Park under the 2012 Purchase Agreement.

The Purchase Agreement provides that we may sell up to $30,000,000 of our common stock to Lincoln Park, of which we have already received $17,501,251. as of April 1, 2015. 3,000,000 shares of our common stock are being offered under this prospectus. If all of the 3,000,000 shares offered by Lincoln Park under this prospectus were issued and outstanding as of April 1, 2015, such shares would represent approximately 7.8% of the total number of shares of our common stock outstanding and 7.9% of the total number of outstanding shares held by non-affiliates, in each case as of April 1, 2015. If we elect to issue and sell more than the 3,000,000 shares offered under this prospectus to Lincoln Park, which we have the right, but not the obligation, to do, we must first register for resale under the Securities Act any such additional shares, which could cause additional substantial dilution to our stockholders. The number of shares ultimately offered for resale by Lincoln Park is dependent upon the number of shares we sell to Lincoln Park under the Purchase Agreement.

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Issuer	Ocata Therapeutics, Inc.

Common stock to be offered by the selling stockholder:	3,000,000 shares

Common stock outstanding as of April 1, 2015:	35,600,417 shares

Common stock to be outstanding after giving effect to the issuance of 3,000,000 shares under the Purchase Agreement:	38,600,417 shares

Use of Proceeds:	We will not receive any proceeds from sales of the shares of common stock sold from time to time under this prospectus by Lincoln Park. However, we may receive up to $30,000,000 under the Purchase Agreement with Lincoln Park, of which we have received $17,501,251 as of April 1, 2015. All proceeds that we receive from sales to Lincoln Park under the Purchase Agreement are used for general corporate purposes. See “Use of Proceeds.”

Risk Factors:

An investment in our common stock involves a high degree of risk. See “Risk Factors” beginning on page 5 for a discussion of certain factors that you should consider when evaluating an investment in our common stock.

Symbol on Nasdaq:	OCAT

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RISK FACTORS

An investment in our company involves a high degree of risk. In addition to the other information included in this prospectus, you should carefully consider the following risk factors described in this prospectus and the risk factors that may be described in any applicable prospectus supplement and the documents incorporated by reference in this prospectus.

You should also consider the risks, uncertainties and assumptions discussed under the heading “Risk Factors” included in our most recent Annual Report on Form 10-K, as revised or supplemented by our most recent Quarterly Report on Form 10-Q, each of which are on file with the SEC and are incorporated herein by reference, and which may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future. You should consider these matters in conjunction with the other information included or incorporated by reference in this prospectus. The risks and uncertainties described in this prospectus, any applicable prospectus supplement and the documents incorporated by reference herein are not the only ones facing us. Additional risks and uncertainties that we do not presently know about or that we currently believe are not material may also adversely affect our business. Our business, results of operations or financial condition could be seriously harmed, and the trading price of our common stock may decline due to any of these or other risks.

This prospectus contains statements that constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements appear in a number of places in this prospectus and include statements regarding the intent, belief or current expectations of our management, directors or officers primarily with respect to our future operating performance. Prospective purchasers of our securities are cautioned that these forward-looking statements are not guarantees of future performance and involve risks and uncertainties. Actual results may differ materially from those in the forward-looking statements due to various factors. The accompanying information contained in this prospectus, including the information set forth below, identifies important factors that could cause these differences. See “Special Note Regarding Forward-Looking Statements” on page 7.

Risks Relating to the Purchase Agreement with Lincoln Park

The sale or issuance of our common stock to Lincoln Park may cause dilution and the sale of the shares of common stock acquired by Lincoln Park, or the perception that such sales may occur, could cause the price of our common stock to fall.

On June 27, 2014, we entered into the Purchase Agreement with Lincoln Park, pursuant to which Lincoln Park has committed to purchase up to $30,000,000 of our common stock. Concurrently with the execution of the Purchase Agreement on June 27, 2014, we issued 106,008 shares of our common stock to Lincoln Park as a fee for its commitment to purchase additional shares of our common stock under the Purchase Agreement. Between June 27, 2014 and April 1, 2015, we issued 2,500,000 shares of common stock to Lincoln Park for total proceeds to us of $17,501,251. Additional purchase shares that may be sold pursuant to the Purchase Agreement may be sold by us to Lincoln Park at our discretion from time to time commencing after the SEC declared effective the registration statement that this prospectus forms a part, until July 2017.

The purchase price for the shares that we may sell to Lincoln Park under the Purchase Agreement will fluctuate based on the price of our common stock. Depending on market liquidity at the time, sales of such shares may cause the trading price of our common stock to fall.

We generally have the right to control the timing and amount of any sales of our shares to Lincoln Park, except that, pursuant to the terms of our agreements with Lincoln Park, we would be unable to sell shares to Lincoln Park if and when the closing sale price of our common stock is below $1.00 per share, as adjusted pursuant to the Purchase Agreement in connection with a 100-to-1 reverse split of our common stock effected on August 27, 2014. Additional sales of our common stock, if any, to Lincoln Park will depend upon market conditions and other factors to be determined by us. Therefore, Lincoln Park may ultimately purchase all, some or none of the shares of our common stock that may be sold pursuant to the Purchase Agreement and, after it has acquired shares, Lincoln Park may sell all, some or none of those shares. Sales to Lincoln Park by us could result in substantial dilution to the interests of other holders of our common stock. Additionally, the sale of a substantial number of shares of our common stock to Lincoln Park, or the anticipation of such sales, could make it more difficult for us to sell equity or equity-related securities in the future at a time and at a price that we might otherwise wish to effect sales.

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We may require additional financing to sustain our operations and without it we may not be able to continue operations.

Historically, we have had net operating losses each year since our inception. As of December 31, 2014, we have an accumulated deficit of $349,134,225 and a stockholders’ deficit of $2,735,545. We incurred net losses of $34,748,945, $31,022,248, and $34,584,115 for the years ended December 31, 2014, 2013, and 2012, respectively. We have limited current potential sources of income from licensing fees and we do not generate significant revenue from any other source. We have no therapeutic products currently available for sale and do not expect to have any therapeutic products commercially available for sale for a period of years, if at all. Therefore, we need additional funds to continue these operations.

As of April 1, 2015, we may direct Lincoln Park to purchase up to $12,498,749 worth of shares of our common stock under the Purchase Agreement until July 2017 generally in amounts up to 35,000 shares of our common stock on any such business day, provided that in no event shall Lincoln Park purchase more than $1,000,000 worth of our common stock on any single business day, plus an additional “accelerated amount” under certain circumstances. However, Lincoln Park shall not purchase any shares of our common stock on any business day that the closing sale price of our common stock is less than $1.00 per share, as adjusted pursuant to the Purchase Agreement in connection with a 100-to-1 reverse split of our common stock effected on August 27, 2014. Assuming a purchase price of $7.48 per share (the closing sales price of our common stock on April 24, 2015), we could sell a maximum of 1,670,955 shares given our ability to sell up to an additional $12,498,749 under the Purchase Agreement.

The extent we rely on Lincoln Park as a source of funding will depend on a number of factors including, the prevailing market price of our common stock and the extent to which we are able to secure working capital from other sources. If obtaining sufficient funding from Lincoln Park were to prove unavailable or prohibitively dilutive, we will need to secure another source of funding in order to satisfy our working capital needs. Even if we sell all $12,498,749 remaining under the Purchase Agreement to Lincoln Park, we may still need additional capital to fully implement our business, operating and development plans. Should the financing we require to sustain our working capital needs be unavailable or prohibitively expensive when we require it, the consequences could be a material adverse effect on our business, operating results, financial condition and prospects.

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Statements in this prospectus and in the documents incorporated by reference in this prospectus contain forward-looking statements that involve risks and uncertainties. We use words such as “may,” “assumes,” “forecasts,” “positions,” “predicts,” “strategy,”, “expects,” “estimates,” “anticipates,” “believes,” “projects,” “intends,” “plans,” “budgets,” “potential,” “continue” and variations thereof, and other statements contained in this prospectus, regarding matters that are not historical facts and are forward-looking statements. Because these statements involve risks and uncertainties, as well as certain assumptions, actual results may differ materially from those expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to those risks identified under “Risk Factors” and from time to time in our other filings with the SEC. The information in this prospectus or any prospectus supplement speaks only as of the date of that document and the information incorporated herein by reference speaks only as of the date of the document incorporated by reference. Except as required by law, we undertake no obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise.

Forward-looking statements include our plans and objectives for future operations, including plans and objectives relating to our products and our future economic performance. Assumptions relating to the foregoing involve judgments with respect to, among other things, future economic, competitive and market conditions, future business decisions, and the time and money required to successfully complete development and commercialization of our technologies, all of which are difficult or impossible to predict accurately and many of which are beyond our control. Although we believe that the assumptions underlying the forward-looking statements contained herein are reasonable, any of those assumptions could prove inaccurate and, therefore, we cannot assure you that the results contemplated in any of the forward-looking statements contained herein will be realized. Based on the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of any such statement should not be regarded as a representation by us or any other person that our objectives or plans will be achieved.

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USE OF PROCEEDS

This prospectus relates to shares of our common stock that may be offered and sold from time to time by Lincoln Park. We will receive no proceeds from the sale of shares of common stock by Lincoln Park in this offering. However, we may receive gross proceeds of up to $30,000,000 under the Purchase Agreement over an approximately 36-month period beginning July 2014, assuming that we sell the full amount to Lincoln Park remaining under the Purchase Agreement and other estimated fees and expenses. See “Plan of Distribution” elsewhere in this prospectus for more information.

All proceeds that we receive under the Purchase Agreement will be used to fund our clinical activities, including our phase 2 AMD and pivotal SMD clinical trials, the advancement of our pre-clinical studies in other ocular indications and other programs, and for general corporate purposes. The amounts and timing of our actual expenditures will depend on numerous factors, including the status of our product sales and marketing efforts, the amount of proceeds actually raised from sales under the Purchase Agreement, and the amount of cash generated through our existing strategic collaborations and any additional strategic collaborations into which we may enter. Accordingly, our management will have significant flexibility in applying any net proceeds that we receive pursuant to the Purchase Agreement.

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DETERMINATION OF OFFERING PRICE

The selling stockholders may offer and sell the shares of common stock covered by this prospectus at prevailing market prices or privately negotiated prices. See “Plan of Distribution.”

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THE SELLING STOCKHOLDER

This prospectus relates to the possible resale by the selling stockholder, Lincoln Park, of shares of common stock that have been or may be issued to Lincoln Park pursuant to the Purchase Agreement, as described in greater detail below. We are filing the registration statement of which this prospectus forms a part pursuant to the provisions of the Registration Rights Agreement, which we entered into with Lincoln Park on June 27, 2014, concurrently with our execution of the Purchase Agreement and in which we agreed to provide certain registration rights with respect to sales by Lincoln Park of the shares of our common stock that have been or may be issued to Lincoln Park under the Purchase Agreement.

Lincoln Park, as the selling stockholder, may, from time to time, offer and sell pursuant to this prospectus any or all of the shares that we have sold or may sell to Lincoln Park under the Purchase Agreement. The selling stockholder may sell some, all or none of its shares. We do not know how long the selling stockholder will hold the shares before selling them, and we currently have no agreements, arrangements or understandings with the selling stockholder regarding the sale of any of the shares.

The following table presents information regarding the selling stockholder and the shares that it may offer and sell from time to time under this prospectus. The table is prepared based on information supplied to us by the selling stockholder, and reflects its holdings as of April 1, 2015. Neither Lincoln Park nor any of its affiliates has held a position or office, or had any other material relationship, with us or any of our predecessors or affiliates. Beneficial ownership is determined in accordance with Rule 13d-3(d) promulgated by the SEC under the Exchange Act. The percentage of shares beneficially owned prior to the offering is based on 35,600,417 shares of our common stock actually outstanding as of April 1, 2015.

	Shares Beneficially Owned Prior to the Offering		Maximum Shares Offered Hereby	Shares Beneficially Owned After the Offering (1)
Selling Stockholder	Number	Percentage	Number	Percentage
Lincoln Park Capital Fund, LLC(2)	19,326	*	3,000,000	7.8%

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* Less than 1%

(1)	Based on 35,600,417 outstanding shares of our common stock as of April 1, 2015.
(2)	Josh Scheinfeld and Jonathan Cope, the Managing Members of Lincoln Park Capital, LLC, are deemed to be beneficial owners of all of the shares of common stock owned by Lincoln Park Capital Fund, LLC. Messrs. Cope and Scheinfeld have shared voting and investment power over the shares being offered under the prospectus filed with the SEC in connection with the transactions contemplated under the Purchase Agreement. Lincoln Park Capital, LLC is not a licensed broker dealer or an affiliate of a licensed broker dealer.

The Lincoln Park Transaction

General

On June 27, 2014, we entered into the Purchase Agreement and the Registration Rights Agreement with Lincoln Park. Pursuant to the terms of the Purchase Agreement, Lincoln Park has agreed to purchase from us up to $30,000,000 of our common stock (subject to certain limitations) from time to time over a 36-month period starting in July 2014. Pursuant to the terms of the Registration Rights Agreement, we have filed with the SEC the registration statement that includes this prospectus to register for resale under the Securities Act the shares that have been or may be issued to Lincoln Park under the Purchase Agreement.

As of April 1, 2015, we have issued 2,500,000 shares of our common stock to Lincoln Park pursuant to the terms of the Purchase Agreement, resulting in gross proceeds to us of $17,501,251.

We may sell up to $12,498,749 worth of our common stock remaining under the Purchase Agreement over the approximately 30 –months remaining period under the Purchase Agreement. We may, from time to time and at our sole discretion but no more frequently than every other business day, direct Lincoln Park to purchase up to 35,000 shares of our common stock on any such business day, provided that in no event shall Lincoln Park purchase more than $1,000,000 worth of our common stock on any single business day, plus an additional “accelerated amount” under certain circumstances, at a purchase price per share based on the market price of our common stock immediately preceding the time of sale as computed under the Purchase Agreement without any fixed discount.

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Purchase of Shares Under the Purchase Agreement

Under the Purchase Agreement, on any business day selected by us, we may direct Lincoln Park to purchase up to 35,000 shares of our common stock on any such business day, provided that in no event shall Lincoln Park purchase more than $1,000,000 worth of our common stock on any single business day. Such purchases are hereinafter referred to as “Regular Purchases”. The purchase price per share for each such Regular Purchase will be equal to the lower of:

•	the lowest sale price for our common stock on the purchase date of such shares; or
•	the arithmetic average of the three lowest closing sale prices for our common stock during the 10 consecutive business days ending on the business day immediately preceding the purchase date of such shares.

In addition to Regular Purchases described above, we may also direct Lincoln Park, on any business day on which we have properly submitted a Regular Purchase notice, to purchase an additional amount of our common stock, which we refer to as an Accelerated Purchase, not to exceed the lesser of:

•	30% of the aggregate shares of our common stock traded during normal trading hours on the purchase date; and
•	two times the number of purchase shares purchased pursuant to the corresponding Regular Purchase.

The purchase price per share for each such Accelerated Purchase will be equal to the lower of:

•	97% of the volume weighted average price during (i) the entire trading day on the purchase date, if the volume of shares of our common stock traded on the purchase date has not exceeded a volume maximum calculated in accordance with the Purchase Agreement, or (ii) the portion of the trading day of the purchase date (calculated starting at the beginning of normal trading hours) until such time at which the volume of shares of our common stock traded has exceeded such volume maximum; or
•	the closing sale price of our common stock on the purchase date.

In the case of both Regular Purchases and Accelerated Purchases, the purchase price per share will be equitably adjusted for any reorganization, recapitalization, non-cash dividend, stock split, reverse stock split or other similar transaction occurring during the business days used to compute the purchase price.

Other than as set forth above, there are no trading volume requirements or restrictions under the Purchase Agreement, and we will control the timing and amount of any sales of our common stock to Lincoln Park.

Minimum Purchase Price

Under the Purchase Agreement, we have set a floor price of $1.00 per share, as adjusted pursuant to the Purchase Agreement in connection with a 100-to-1 reverse split of our common stock effected on August 27, 2014. Lincoln Park shall not purchase any shares of our common stock on any day that the closing sale price of our common stock is below the floor price. The floor price will be appropriately adjusted for any reorganization, recapitalization, non-cash dividend, stock split or other similar transaction and, effective upon the consummation of any such event, the floor price will be the lower of (i) the adjusted price and (ii) $1.00.

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Events of Default

Events of default under the Purchase Agreement include the following:

•	the effectiveness of the registration statement of which this prospectus forms a part lapses for any reason (including, without limitation, the issuance of a stop order), or any required prospectus supplement and accompanying prospectus are unavailable for the resale by Lincoln Park of our common stock offered hereby, and such lapse or unavailability continues for a period of 10 consecutive business days or for more than an aggregate of 30 business days in any 365-day period;
•	suspension by our principal market of our common stock from trading for a period of three consecutive business days;
•	the de-listing of our common stock from our principal market, provided our common stock is not immediately thereafter trading on the New York Stock Exchange, the NASDAQ Global Market, the NASDAQ Global Select Market, the NASDAQ Capital Market, the NYSE Amex or the OTC Bulletin Board (or nationally recognized successor thereto);
•	the transfer agent’s failure for five business days to issue to Lincoln Park shares of our common stock which Lincoln Park is entitled to receive under the Purchase Agreement;
•	any breach of the representations or warranties or covenants contained in the Purchase Agreement or any related agreement which has or which could have a material adverse effect on us subject to a cure period of five business days;
•	any voluntary or involuntary participation or threatened participation in insolvency or bankruptcy proceedings by or against us; and
•	if at any time we are not eligible to transfer our common stock electronically or a material adverse change in our business, financial condition, operations or prospects has occurred.

Lincoln Park does not have the right to terminate the Purchase Agreement upon any of the events of default set forth above. During an event of default, all of which are outside of Lincoln Park’s control, shares of our common stock cannot be sold by us or purchased by Lincoln Park under the Purchase Agreement.

Our Termination Rights

We have the unconditional right, at any time, for any reason and without any payment or liability to us, to give notice to Lincoln Park to terminate the Purchase Agreement. In the event of bankruptcy proceedings by or against us, the Purchase Agreement will automatically terminate without action of any party.

No Short-Selling or Hedging by Lincoln Park

Lincoln Park has agreed that neither it nor any of its affiliates shall engage in any direct or indirect short-selling or hedging of our common stock during any time prior to the termination of the Purchase Agreement.

Effect of Performance of the Purchase Agreement on Our Stockholders

All 3,000,000 shares of our common stock registered in this offering which may be sold by us to Lincoln Park under the Purchase Agreement are expected to be freely tradable. It is anticipated that shares registered in this offering will be sold over a period of up to 30 months commencing on the date that the registration statement including this prospectus becomes effective. The sale by Lincoln Park of a significant amount of shares registered in this offering at any given time could cause the market price of our common stock to decline and to be highly volatile. Lincoln Park may ultimately purchase all, some or none of the shares of common stock registered in this offering that Lincoln Park has not previously purchased. Lincoln Park may sell all, some or none of the shares it has purchased or will purchase under the Purchase Agreement. Therefore, sales to Lincoln Park by us under the Purchase Agreement may result in substantial dilution to the interests of other holders of our common stock. In addition, if we sell a substantial number of shares to Lincoln Park under the Purchase Agreement, or if investors expect that we will do so, the actual sales of shares or the mere existence of our arrangement with Lincoln Park may make it more difficult for us to sell equity or equity-related securities in the future at a time and at a price that we might otherwise wish to effect such sales. However, we have the right to control the timing and amount of any sales of our shares to Lincoln Park and the Purchase Agreement may be terminated by us at any time at our discretion without any cost to us.

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Pursuant to the terms of the Purchase Agreement, we have the right, but not the obligation, to direct Lincoln Park to purchase up to $12,498,749 of our common stock, exclusive of the $17,501,251 worth of common stock issued to Lincoln Park under the Purchase Agreement as of April 1, 2015. Depending on the price per share at which we sell our common stock to Lincoln Park, we may be authorized to issue and sell to Lincoln Park under the Purchase Agreement more shares of our common stock than are offered under this prospectus. If we choose to do so, we must first register for resale under the Securities Act any such additional shares, which could cause additional substantial dilution to our stockholders. The number of shares ultimately offered for resale by Lincoln Park under this prospectus is dependent upon the number of shares we direct Lincoln Park to purchase under the Purchase Agreement.

The following table sets forth the amount of gross proceeds we would receive from Lincoln Park from our sale of shares to Lincoln Park under the Purchase Agreement registered in this offering at varying purchase prices:

Assumed Average Purchase Price Per Share	Number of Registered Shares to be Issued if Full Purchase(1)	Percentage of Outstanding Shares After Giving Effect to the Issuance to Lincoln Park (2)	Proceeds from the Sale of Shares to Lincoln Park Under the $30,000,000 Purchase Agreement
$1.00[3]	3,000,000	7.8%	$3,000,000

$7.48(4)	1,670,955	4.5%	$12,498,750

$10.00	1,249,875	3.4%	$12,498,750

$20.00	624,937	1.7%	$12,498,740

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(1)	Although the Purchase Agreement provides that we may sell up to $12,498,749 of our common stock to Lincoln Park (exclusive of the $17,501,251 worth of common stock issued to Lincoln Park under the Purchase Agreement as of April 1, 2015), we are only registering 3,000,000 shares under this prospectus, which may or may not cover all the shares we ultimately sell to Lincoln Park under the Purchase Agreement, depending on the purchase price per share. As a result, we have included in this column only those shares that we are registering in this offering.
(2)	The denominator is based on 35,600,417 shares outstanding as of April 1, 2015, adjusted to include the number of shares set forth in the adjacent column which we would have sold to Lincoln Park at the applicable assumed average purchase price per share. The numerator is based on the number of shares registered in this offering to be issued under the Purchase Agreement at the applicable assumed purchase price per share set forth in the adjacent column. The number of shares in such column does not include shares that may be issued to Lincoln Park under the Purchase Agreement which are not registered in this offering.
(3)	Under the Purchase Agreement, we may not sell and Lincoln Park may not purchase any shares on a day in which the closing sale price of our common stock is below $1.00 per share, as adjusted pursuant to the Purchase Agreement in connection with a 100-to-1 reverse split of our common stock effected on August 27, 2014.
(4)	The closing sale price of our shares on April 24, 2015.

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PLAN OF DISTRIBUTION

The common stock offered by this prospectus is being offered by the selling stockholder, Lincoln Park. The common stock may be sold or distributed from time to time by the selling stockholder directly to one or more purchasers or through brokers, dealers, or underwriters who may act solely as agents at market prices prevailing at the time of sale, at prices related to the prevailing market prices, at negotiated prices, or at fixed prices, which may be changed. The sale of the common stock offered by this prospectus could be affected in one or more of the following methods:

•	ordinary brokers’ transactions;
•	transactions involving cross or block trades;
•	through brokers, dealers, or underwriters who may act solely as agents;
•	“at the market” into an existing market for the common stock;
•	in other ways not involving market makers or established business markets, including direct sales to purchasers or sales effected through agents;
•	in privately negotiated transactions; or
•	any combination of the foregoing.

In order to comply with the securities laws of certain states, if applicable, the shares may be sold only through registered or licensed brokers or dealers. In addition, in certain states, the shares may not be sold unless they have been registered or qualified for sale in the state or an exemption from the state’s registration or qualification requirement is available and complied with.

Lincoln Park is an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act.

Lincoln Park has informed us that it intends to use an unaffiliated broker-dealer to effectuate all sales, if any, of the common stock that it may purchase from us pursuant to the Purchase Agreement. Such sales will be made at prices and at terms then prevailing or at prices related to the then current market price. Each such unaffiliated broker-dealer will be an underwriter within the meaning of Section 2(a)(11) of the Securities Act. Lincoln Park has informed us that each such broker-dealer will receive commissions from Lincoln Park that will not exceed customary brokerage commissions. In compliance with the guidelines of the Financial Industry Regulatory Authority, Inc., or FINRA, the maximum consideration or discount to be received by any FINRA member or independent broker dealer may not exceed 8% of the aggregate amount of the securities offered pursuant to this prospectus.

Brokers, dealers, underwriters or agents participating in the distribution of the shares as agents may receive compensation in the form of commissions, discounts, or concessions from the selling stockholder and/or purchasers of the common stock for whom the broker-dealers may act as agent. The compensation paid to a particular broker-dealer may be less than or in excess of customary commissions. Neither we nor Lincoln Park can presently estimate the amount of compensation that any agent will receive. We know of no existing arrangements between Lincoln Park or any other stockholder, broker, dealer, underwriter or agent relating to the sale or distribution of the shares offered by this prospectus. At the time a particular offer of shares is made, a prospectus supplement, if required, will be distributed that will set forth the names of any agents, underwriters or dealers and any compensation from the selling stockholder, and any other required information.

We will pay the expenses incident to the registration, offering, and sale of the shares to Lincoln Park. We have agreed to indemnify Lincoln Park and certain other persons against certain liabilities in connection with the offering of shares of common stock offered hereby, including liabilities arising under the Securities Act or, if such indemnity is unavailable, to contribute amounts required to be paid in respect of such liabilities. Lincoln Park has agreed to indemnify us against liabilities under the Securities Act that may arise from certain written information furnished to us by Lincoln Park specifically for use in this prospectus or, if such indemnity is unavailable, to contribute amounts required to be paid in respect of such liabilities.

Lincoln Park has represented to us that at no time prior to the Purchase Agreement has Lincoln Park or its agents, representatives or affiliates engaged in or effected, in any manner whatsoever, directly or indirectly, any short sale (as such term is defined in Rule 200 of Regulation SHO of the Exchange Act) of our common stock or any hedging transaction, which establishes a net short position with respect to our common stock. Lincoln Park agreed that during the term of the Purchase Agreement, it, its agents, representatives or affiliates will not enter into or effect, directly or indirectly, any of the foregoing transactions.

We have advised Lincoln Park that it is required to comply with Regulation M promulgated under the Exchange Act. With certain exceptions, Regulation M precludes the selling stockholder, any affiliated purchasers, and any broker-dealer or other person who participates in the distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete. Regulation M also prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security. All of the foregoing may affect the marketability of the securities offered by this prospectus.

Our common stock is quoted on the Nasdaq Global Market under the symbol “OCAT”.

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LEGAL MATTERS

The validity of the shares offered hereby has been passed upon for us by Goodwin Procter LLP, Boston, Massachusetts.

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EXPERTS

The consolidated financial statements as of December 31, 2014 and for the year then ended and the effectiveness of internal control over financial reporting as of December 31, 2014, incorporated by reference in this Prospectus have been so incorporated in reliance on the reports of BDO USA, LLP, an independent registered public accounting firm (the report on the financial statements contains an explanatory paragraph regarding the Company's ability to continue as a going concern), incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.

The consolidated financial statements and the effectiveness of internal control over financial reporting incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2013, have been audited by SingerLewak LLP, an independent registered public accounting firm, as stated in their reports incorporated by reference herein, and have been so incorporated in reliance upon such reports and upon the authority of such firm as experts in accounting and auditing.

The report of SingerLewak LLP dated April 1, 2014, on the effectiveness of internal control over financial reporting as of December 31, 2013, expressed an opinion that Ocata Therapeutics, Inc. and Subsidiary had not maintained effective internal control over financial reporting as of December 31, 2013, based on criteria established in Internal Control — Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission in 2013.

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LIMITATION ON LIABILITY AND DISCLOSURE OF COMMISSION POSITION ON
INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our directors and officers are indemnified by our bylaws against amounts actually and necessarily incurred by them in connection with the defense of any action, suit or proceeding in which they are a party by reason of being or having been directors or officers of the Company. Our certificate of incorporation provides that none of our directors or officers shall be personally liable for damages for breach of any fiduciary duty as a director or officer involving any act or omission of any such director or officer. Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to such directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by such director, officer or controlling person in the successful defense of any action, suit or proceeding, is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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WHERE YOU CAN FIND MORE INFORMATION

This prospectus and any subsequent prospectus supplements do not contain all of the information in the registration statement. We have omitted from this prospectus some parts of the registration statement as permitted by the rules and regulations of the SEC. Statements in this prospectus concerning any document we have filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified in their entirety by reference to these filings. In addition, we file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any documents that we have filed with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information about the operation of the Public Reference Room. The SEC also maintains an Internet site that contains reports, proxy and information statements, and other information that we file electronically with the SEC, including us. The SEC’s Internet site can be found at http://www.sec.gov. In addition, we make available on or through our Internet site copies of these reports as soon as reasonably practicable after we electronically file or furnished them to the SEC. Our Internet site can be found at http:www.advancedcell.com. Our website is not a part of this prospectus.

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INFORMATION INCORPORATED BY REFERENCE

We have elected to incorporate certain information by reference into this prospectus. By incorporating by reference, we can disclose important information to you by referring you to other documents we have filed or will file with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except for information incorporated by reference that is superseded by information contained in this prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any statements in the prospectus or any document previously incorporated by reference have been modified or superseded. This prospectus incorporates by reference the documents set forth below that we have previously filed with the SEC:

1.	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2014, as amended;
2.	Our Current Report on Form 8-K as filed on February 26, 2015; and
3.	The description of our common stock, which is registered under Section 12 of the Exchange Act, contained in our registration statement on Form 8-A filed with the SEC on February 23, 2015, including any amendment or report filed for the purpose of updating such descriptions.

We also incorporate by reference all documents we file in the future pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of the initial filing of the post-effective amendment to the registration statement that contains this prospectus and prior to the termination of the offering (except in each case the information contained in such document to the extent “furnish” and not “filed”).

You may obtain copies of these documents on the website maintained by the SEC at http://www.sec.gov, or from us without charge (other than exhibits to such documents, unless such exhibits are specifically incorporated by reference into such documents) by writing us at Corporate Secretary, Ocata Therapeutics, Inc., 33 Locke Drive, Marlborough, Massachusetts 01752 or visiting our website at www.ocata.com.

Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus shall be deemed to be modified or superseded for the purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or deemed to be incorporated by reference herein modifies or supersedes that statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

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